August 26, 2004

Mr. David Schubauer Esq.
Sichenzia Ross Friedman Fevence LLP 1065 Avenue of the
Americas 21st floor New York, New York
10018

ATTENTION: MR. DAVID SCHUBAUER ESQ.

                          INDEPENDENT AUDITORS CONSENT

We consent to the incorporation of Cintel Corp. financial statements for the years ended December 31, 2002 and December 31, 2003 and our auditors report dated March 12, 2004 by reference in the Registration Statement of Cintel Corp. on Form SB-2 relating to the registration of 118,854,876 common shares to be sold by Cornell Capital Partners, L.P. as an "underwriter" under the Standby Equity Distribution Agreement.


                                                         Yours very truly,

                                                        /s/ SF Partnership, LLP
                                                        -----------------------
                                                            SF Partnership, LLP